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                                                            Exhibit 10.43

                       NONQUALIFIED STOCK OPTION AGREEMENT

                  This NONQUALIFIED STOCK OPTION AGREEMENT (this "AGREEMENT"), dated as of September ____, 1999, effective as of September 15, 1999, between VITAMINSHOPPE.COM, INC., a Delaware Corporation (the "CORPORATION"), and Philip
H. Teplitzky, residing at _________, _______, _____ _____ (the "PARTICIPANT").

                              W I T N E S S E T H:

                  WHEREAS, the Corporation desires, in connection with the Participant's employment with the Corporation and in accordance with its Stock Option Plan for Employees, effective as of July 1, 1999 (the "PLAN"), to provide the Participant with an opportunity to acquire shares of the Corporation's Class A Common Stock, $0.01 par value (the "CLASS A STOCK"), on favorable terms and thereby increase his proprietary interest in the continued progress and success of the business of the Corporation. Unless otherwise defined herein, all capitalized terms used herein shall have the same definitions as set forth under the Plan.

                  NOW, THEREFORE, in consideration of the premises, the mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Participant hereby agree as follows:

                  1. Confirmation of Grant of Option. Pursuant to a determination by the Committee, which is authorized to administer the Plan, made on September 15, 1999 (the "DATE OF GRANT"), the Corporation, subject to the terms of the Plan and this Agreement, hereby grants to the Participant as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, the right to purchase (hereinafter referred to as the "OPTION") an aggregate of 180,000 shares of Class A Stock, subject to adjustment as provided in the Plan and Section 9 of this Agreement (such shares, as adjusted, hereinafter being referred to as the "SHARES"). The Option not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

                  2. Exercise Price. The exercise price for the purchase of the Shares covered by the Option will be $9.15 per Share, which equals the Fair Market Value of such Shares on the Date of Grant, subject to adjustment as provided in the Plan.
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                  3. Exercise of Option. The Option shall be exercisable on the terms and conditions hereinafter set forth:

                           (a) The Option shall become exercisable as to the
following amounts of the number of Shares originally subject thereto (after giving effect to any adjustment pursuant to the Plan), on the dates indicated:

                                    (i) as to 60,000 Shares on or after
         September 24, 2000;

                                    (ii) as to 60,000 Shares on or after
         September 24, 2001; and

                                    (iii) as to 60,000 Shares on or after
         September 24, 2002.

                           (b) The Option may be exercised pursuant to the
provisions of this Section 3, by notice and payment (including, but not limited to, by a "cashless" exercise) to the Corporation as provided in Section 11 hereof.

                  4. Term of Option. The term of the Option shall be a period of ten (10) years from the Date of Grant, subject to earlier termination or cancellation as provided in this Agreement. This Option, to the extent unexercised, shall expire on the day immediately prior to the tenth anniversary of the Date of Grant. The Participant shall not have any rights to dividends or any other rights of a stockholder with respect to any shares of Class A Stock subject to the Option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation) provided that the date of issuance shall not be earlier than the date this Option is exercised and payment of the full purchase price of the shares of Class A Stock (with respect to which this Option is exercised) is made to the Corporation.

                  5. Non-transferability of Option. The Option shall not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way, and shall not be subject to execution, attachment or other process, except as may be provided in the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of the Plan, or any levy of execution, attachment or other process attempted upon the Option, will be null and void and without effect. Any attempt to make any such assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any such levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the foregoing provisions of this Section 5 will not prejudice any rights or remedies which the Corporation or any Parent or Subsidiary may have under this Agreement or otherwise.

                  6. Exercise Upon Cessation of Employment. (a) If the Participant's service with the Corporation is terminated by reason of a Qualifying Termination, each Option granted



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to the Participant shall remain exercisable by him until the end of the exercise period under such Option, but only to the extent exercisable (and not exercised) on the date of such Qualifying Termination, and all Options not exercisable on the date of such Qualifying Termination shall be forfeited and canceled. If the Participant's service with the Corporation is terminated by reason of a Non-Qualifying Termination, all outstanding unexercised Options shall be forfeited or canceled, as the case may be, as of the date of such Non-Qualifying Termination. Notwithstanding the foregoing provisions of this Section 6(a), so long as there has been no Initial Public Offering, the Corporation shall have the right in its sole discretion to purchase during the one year period following the date of Qualifying Termination of the Participant, and the Participant shall have the obligation to sell to the Corporation (i) any outstanding Option exercisable by the Participant at the then Fair Market Value of a share of Class A Stock less the exercise price; and (ii) any shares of Class A Stock held of record or beneficially by the Participant through the exercise of an Option at their Fair Market Value.

                           (b) Except as otherwise specifically provided herein
or in the Plan, the Option shall not be affected by any change of duties or position of the Participant so long as he continues to be a Participant of the Corporation or of any Parent or Subsidiary thereof. If the Participant is granted a temporary leave of absence, such leave of absence shall be deemed a continuation of his employment by the Corporation or of any Parent or Subsidiary thereof for the purposes of this Agreement, but only if and so long as the employing corporation consents thereto.

                  7. Exercise Upon Death. If the Participant dies while holding an outstanding Option, such Option, to the extent exercisable (and not exercised) on the date of his death, shall remain so exercisable by his estate (or other beneficiaries, as designated in writing by such Participant) until the end of the exercise period under the Option, unless the Committee shall otherwise provide at the time of the grant of the option. So long as there has been no Initial Public Offering and subject to any restrictions or conditions set forth in applicable credit and other financing agreements of the Corporation and to applicable law: (i) with respect to any outstanding Option exercisable by the estate or beneficiary of the deceased Participant, such estate or beneficiary shall have the right to sell to the Corporation during the one year period following the date of death of the Participant, and the Corporation shall have the obligation to purchase, such Option at the then Fair Market Value of a share of Class A Stock less the exercise price; and (ii) with respect to shares of Class A Stock held of record or beneficially by the estate or beneficiary of the deceased Participant through the exercise of such Option, such estate or beneficiary shall have the right to sell to the Corporation during the one year period following the date of death of the Participant, and the Corporation shall have the obligation to purchase, such shares at their then Fair Market Value. Notwithstanding the foregoing provisions of this Section 7, at any time during the one year period following the date of death of the Participant, the Corporation shall have the right in its sole discretion to purchase, and the estate or beneficiary of the deceased Participant shall have the obligation to sell to the Corporation (i) any outstanding Option exercisable by the estate or beneficiary at the then Fair Market Value of a share of Class A Stock less the exercise price; and (ii) any shares of Class A Stock held of record



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or beneficiary by the estate or beneficiary through the exercise of an Option at their then Fair Market Value.

                  8. Merger, Consolidation or Change in Control of Corporation.
(a) Upon the occurrence of a Liquidity Event, the Participant shall have the right immediately prior to the effective date of such Liquidity Event (or, if later, within 10 days of the Participant's notification of such event) to exercise any Option granted and still outstanding (and not otherwise expired) in whole or in part without regard to any installment or vesting provision of this Agreement, provided that all conditions precedent to the exercise of such Options, other than the passage of time, have occurred. The Corporation, to the extent practicable, shall give advance notice to the Participant of any such Liquidity Event. All such Options which are not so exercised shall be canceled and forfeited as of the effective time of any such Liquidity Event (or, if later, at the end of the applicable 10-day notice period). If the Corporation engages in a Business Combination which is not a Liquidity Event, the Corporation may, in connection with such transaction, at its option elect one of the following: provide for (i) the continuance of the Option granted hereunder (either by express provision or, if the Corporation is the surviving corporation in the Business Combination, as a consequence of the failure to address the treatment of options in the applicable agreements), (ii) the substitution of new options for the Option granted hereunder (which new options grant the Participant the right to purchase the securities they would have received had they held Class A Stock immediately prior to the Business Combination) or (iii) acceleration of any outstanding Options in which case such Business Combination will be deemed a "Liquidity Event" and Options treated in accordance with the preceding sentences of this Section 9(a).

                           (b) In the event that the Participant terminates his
employment with the Corporation or the surviving corporation in a Qualifying Business Combination for Good Reason, or the Participant's employment is terminated by the Corporation or such surviving corporation without Good Cause, in either case within one year of such Qualifying Business Combination, the Options granted hereunder shall immediately become exercisable without regard to any installment or vesting provision of this Agreement, provided that all conditions precedent to the exercise of such Options, other than the passage of time, have occurred.

                  9. Stock Split; Initial Public Offering. Notwithstanding anything to the contrary contained in the Plan or this Agreement, no adjustment shall be made to the number of shares subject to the Option granted hereunder or to the exercise price by reason of a change in the Class A Stock by reason of a 1.539 to 1 stock split, 0.539 per share stock dividend or similar transaction which is authorized by the Corporation on September 9, 1999 and effectuated by the Corporation on September 22, 1999.

                  10. Registration. The Corporation may register or qualify the shares covered by the Option for sale pursuant to the Securities Act of 1933, as amended, at any time prior to or after the exercise in whole or in part of the Option.



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                  11. Method of Exercise of Option. (a) Subject to the terms and conditions of this Agreement, the Option shall be exercisable by notice in the manner set forth in Exhibit A hereto (the "NOTICE") and provision for payment to the Corporation in accordance with the procedure prescribed herein. Each such Notice shall:

                                    (i) state the election to exercise the
         Option and the number of Shares with respect to which it is being exercised;

                                    (ii) contain a representation and agreement
         as to investment intent, if required by the Committee with respect to such Shares, in a form satisfactory to the Committee;

                                    (iii) be signed by the Participant or the
         person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Participant, be accompanied by proof satisfactory to the Committee of the right of such other person or persons to exercise the Option;

                                    (iv) include payment of the full purchase
         price for the shares of Class A Stock to be purchased pursuant to such exercise of the Option; and

                                    (v) be received by the Corporation on or
         before the date of the expiration of this Option. In the event the date of expiration of this Option falls on a day which is not a regular business day at the Corporation's executive office then such Notice must be received at such office on or before the last regular business day prior to such date of expiration.

                           (b) Payment of the purchase price of any shares of
Class A Stock, in respect of which the Option shall be exercised, shall be made by the Participant or such person or persons at the place specified by the Corporation on the date the Notice is received by the Corporation (i) by delivering to the Corporation a certified or bank cashier's check payable to the order of the Corporation, (ii) by delivering to the Corporation properly endorsed certificates of shares of Class A Stock (or certificates accompanied by an appropriate stock power) with signature guaranties by a bank or trust company, (iii) by having withheld from the total number of shares of Class A Stock to be acquired upon the exercise of this Option a specified number of such shares of Class A Stock, (iv) by any form of "cashless" exercise or (v) by any combination of the above.

                           (c) The Option shall be deemed to have been exercised
on the date the Notice was received by the Corporation with respect to any particular shares of Class A Stock if, and only if, the preceding provisions of this Section 11 and the provisions of Section 12 hereof shall have been complied with. Anything in this Agreement to the contrary notwithstanding, any Notice given pursuant to the provisions of this Section 11 shall be void and of no effect if all of the preceding provisions of this Section 11 (including this subsection (c)) and the provisions of Section 12 shall not have been complied with.



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                           (d) The certificate or certificates for shares of
Class A Stock as to which the Option shall be exercised will be registered in the name of the Participant (or in the name of the Participant's estate or other beneficiary, if the Option is exercised after the Participant's death), or if the Option is exercised by the Participant and if the Participant so requests in the Notice exercising the Option, will be registered in the name of the Participant and another person jointly, with right of survivorship, and will be delivered as soon as practical after the date the Notice is received by the Corporation (accompanied by full payment of the exercise price), but only upon compliance with all of the provisions of this Agreement.

                           (e) If the Participant fails to accept delivery of
and pay for all or any part of the number of Shares specified in such Notice, his right to exercise the Option with respect to such undelivered Shares may be terminated in the sole discretion of the Committee. The Option may be exercised only with respect to full Shares.

                           (f) The Corporation shall not be required to issue or
deliver any certificate or certificates for shares of its Class A Stock purchased upon the exercise of any part of this Option prior to the payment to the Corporation, upon its demand, of any amount requested by the Corporation for the purpose of satisfying its liability, if any, to withhold state or local income or earnings tax or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such payment) incurred by reason of the exercise of this Option or the transfer of shares thereupon. Such payment shall be made by the Participant in cash or, with the consent of the Corporation, by tendering to the Corporation shares of Class A Stock equal in value to the amount of the required withholding. In the alternative, the Corporation may, at its option, satisfy such withholding requirements by withholding from the shares of Class A Stock to be delivered to the Participant pursuant to an exercise of this Option, a number of shares of Class A Stock equal in value to the amount of the required withholding.

                  12. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Class A Stock pursuant thereto shall be subject to approval by the Corporation's counsel of all legal matters in connection therewith, including, but not limited to, compliance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Class A Stock may then be listed.

                  13. Resale of Class A Stock. (a) If so requested by the Corporation, upon any sale or transfer of the Class A Stock purchased upon exercise of the Option, the Participant shall deliver to the Corporation an opinion of counsel satisfactory to the Corporation to the effect that either (i) the Class A Stock to be sold or transferred has been registered under the Securities Act of 1933, and that there is in effect a current prospectus meeting the requirements of Section 10(a) of the Securities Act which is being or will be delivered to the purchaser or transferee at or prior to the time of delivery of the certificates evidencing the Class A Stock to be sold or transferred, or
(ii) such Class A Stock may then be sold without violating Section 5 of said
Act.



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                           (b) The Class A Stock issued upon exercise of the
Option shall bear the following legend if required by counsel for the
Corporation:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER OF SUCH SECURITIES MAY BE MADE UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

                  14. Reservation of Shares. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of the Class A Stock as will be sufficient to satisfy the requirements of this Agreement.

                  15. Nonguarantee of Employment. Nothing contained in this Agreement shall be construed as a right of the Participant to be continued as an Participant of the Corporation (or of any Parent or Subsidiary), or as a limitation on the right of the Corporation or any Parent or Subsidiary to remove the Participant, with or without cause.

                  16. Notices. Each notice relating to this Agreement shall be in writing and delivered in person, by air courier or by certified mail to the proper address. All notices to the Corporation or the Committee shall be addressed to them at VitaminShoppe.com, Inc., 444 Madison Avenue, Suite 802, New York, NY 10022, Attn: President and Chief Executive Officer. All notices to the Participant shall be addressed to the Participant or such other person or persons at the Participant's address above specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect.

                  17. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon each successor and assign of the Corporation. All obligations imposed upon the Participant and all rights granted to the Corporation under this Agreement shall be binding upon the Participant's heirs, legal representatives, successors and assigns.

                  18. Severability. In case any provision of this Agreement shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Agreement, but shall be fully severable, and this Agreement shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                  19. Governing Law. All questions pertaining to the validity, construction and administration of this Agreement shall be determined in accordance with the laws of the State of New York.



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                  20. Incorporation of Terms of Plan. This Agreement shall be interpreted under, and subject to, all of the terms and provisions of the Plan, which are incorporated herein by reference.

                  IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary or its Assistant Secretary and the Participant has hereunto set his hand all as of the date, month and year first above written.

                                      VitaminShoppe.com, Inc.

                                      By:
                                          ------------------------------------
                                          Name:  Kathryn H. Creech
ATTEST:                                   Title: President and Chief Executive
                                                 Officer

--------------------------            ----------------------------------------
Secretary                             Philip H. Teplitzky

                                      ----------------------------------------
                                      Social Security Number
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                                    EXHIBIT A

                     NONQUALIFIED STOCK OPTION EXERCISE FORM

                              --------------------
                                      Date

VitaminShoppe.com, Inc.
444 Madison Avenue, Suite 802
New York, NY 10022
Attention:  Secretary

Dear Sirs:

                  Pursuant to the provisions of the Nonqualified Stock Option Agreement, dated as of September ____, 1999, effective as of September 15, 1999, whereby you have granted to me a nonqualified stock option to purchase 180,000 shares of the Class A Common Stock (the "CLASS A STOCK") of VitaminShoppe.com, Inc. (the "CORPORATION"), I hereby notify you that I elect to exercise my option to purchase ______________ of the shares covered by such Option at the exercise price specified thereon. In full payment of the price for the shares being purchased hereby:

                  1. I am delivering to you herewith:

                           (a) a certified or bank cashier's check payable to
the order of the Corporation in the amount of $_________; $_________ of this amount is the purchase price of the shares, and the balance represents payment of withholding taxes as follows: Federal $_________, State $_________ and Local $_________, OR

                           (b) a certificate or certificates for [ ] shares of
Class A Stock of the Corporation, which have a Fair Market Value as of the date hereof at least equal to the option exercise price, and a certified or bank cashier's check, payable to the order of the Corporation, in the amount of $_________, which represents payment of withholding taxes as follows: Federal $_________, State $_________ and Local $_________. Any such stock certificate or certificates are endorsed, or accompanied by an appropriate stock power, to the order of the Corporation, with my signature guaranteed by a bank or trust company or by a member firm of the National Association of Securities Dealers, Inc.
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                           (c) OR

                           (d) Please retain __________ shares of Class A Stock
of the Corporation covered by the Option which have a Fair Market Value as of the date hereof at least equal to the option exercise price. I am delivering to you herewith a certified or bank cashier's check, payable to the order of the Corporation, in the amount of $_________ which represents payment of withholding taxes as follows: Federal $_________, State $_________ and Local $_________.

                  In the event the amounts designated above are insufficient for the withholding of federal, state and local taxes, I hereby authorize the Corporation to withhold in accordance with applicable law from any regular cash compensation payable to me the balance of any taxes required to be withheld by the Corporation under federal, state or local law as a result of my election herein. Further, I acknowledge that I am purchasing these shares for investment purposes only and not for resale.

                                   Very truly yours,

                                   ---------------------------------
                                   Philip H. Teplitzky

                                   Address for notices, reports, dividend checks and other communications to stockholders:

                                   [                 ]
                                   [                 ]
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                             VITAMINSHOPPE.COM, INC.

                         Stock Option Plan for Employees

                            NONQUALIFIED STOCK OPTION

                                   Granted To

                                 PHIL TEPLITZKY

                                   Participant





175,000                                      $9.15

------------------------                     ------------------------
Number of Shares                             Price per Share

DATE GRANTED:  September 15, 1999            EXPIRATION DATE: September 14, 2009